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                                   EXHIBIT (1)

                   THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

                      Certified Copy of Resolutions Adopted
                  By the Board of Directors on January 9, 1968

         I, W.D. Freeston, Secretary of The Prudential Insurance Company of America, do hereby certify that the following is a true copy of the resolutions duly adopted by the Board of Directors of The Prudential Insurance Company of America at a regular meeting of said Board held on January 9, 1968, and that these resolutions have not been altered or rescinded:

                  RESOLVED, that, subject to the approval of the Commissioner of Banking and Insurance of the State of New Jersey, the Company hereby establishes, pursuant to Section 17:35A-6 of the Revised Statutes of New Jersey, a variable contract account, to be designated "The Prudential Variable Contract Account-2;" and it is further

                  RESOLVED, that the use of said account shall be limited to providing a funding medium for such contracts on a variable basis issued and administered by the Company as the Company shall elect to designate as participating therein, and in furtherance thereof such account shall:

                  (a) receive, hold, invest, and reinvest only the amounts arising from (i) contributions made pursuant to contracts on a variable basis issued and administered by the Company which have been designated by it as participating in said account, (ii) such assets of the Company as it shall deem prudent and appropriate to have invested in the same manner as the assets applicable to its reserve liability under such variable contracts, and (iii) the dividends, interest and gains produced by the foregoing;

                  (b) to the extent required by the Investment Company Act of 1940, register under such Act and make application for exemption from such of the provisions thereof as may appear to be necessary or desirable;

                  (c) to the extent required by the Securities Act of 1933, file one or more registration statements thereunder, including any documents required as a part thereof;

                  (d)      provide for investment management services;

                  (e) provide for the sale of contracts on a variable basis issued and administered by the Company to the extent they include participating interests in said account;

                  (f) select an independent public accountant to audit the books and records of said account; and

                  (g) perform such further functions as may be required to comply with the Investment Company Act of 1940 or as may from time to time be authorized by further resolution of this Board; and it is further

                  RESOLVED, that the said account, as authorized by Section 17:35A-9(b) of the Revised Statutes of New Jersey, shall be managed by a Committee consisting of not less than three nor more than nine persons to be designated "The Prudential Variable Contract Account-2 Committee" ("VCA-2 Committee"); and it is further

                  RESOLVED, that the VCA-2 Committee shall initially be composed of five members, to be selected by the President of the Company with the approval of the Executive Committee, each of whom shall serve until the first annual meeting of persons having voting rights in respect of said account as provided for by its Rules and Regulations or until his successor shall qualify, and thereafter the members of the VCA-2 Committee shall be elected by a majority of the votes cast by such persons having voting rights in respect of said account; and it is further
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                  RESOLVED, that subject to the qualifications contained in
         By-Law 26, as amended, the Company shall, because of its interest in said account, and in consideration of each member's agreement to serve as such, indemnify each member of the VCA-2 Committee, or the legal representative of such member, against reasonable costs, expenses (exclusive of any amount paid to said account or to the Company in settlement) and counsel fees paid or incurred in connection with any action, suit or proceeding, to which such member, or his legal representative, may be made a party either during his term of office or thereafter by reason of his being or having been such member, provided that, unless and until renewed by resolution of this board, such indemnification shall be in respect of action taken or omitted only during the period ending with the first meeting of persons having voting rights in respect of said account; and it is further

                  RESOLVED, that the Rules and Regulations, in the form submitted to this meeting, be and the same are hereby adopted as the Rules and Regulations of said account; and it is further

                  RESOLVED, that the Company shall offer to provide such account with such services relating to investment management and sales as the VCA-2 Committee shall require, at rates of compensation for said services as shall be approved by the President or by any Vice President designated by him; and the President or any such Vice President is hereby authorized and directed to execute on behalf of the Company such agreements with respect thereto as may be necessary or appropriate, which agreements shall include whatever provisions may be necessary to satisfy the requirements of the Investment Company Act of 1940 and the regulations issued thereunder; and it is further

                  RESOLVED, that the proper officers of the Company are authorized and directed to sign and file, or cause to be filed, in cooperation with the VCA-2 Committee, a registration statement with the Securities and Exchange Commission, including the financial statements and schedules, exhibits and form of prospectus required as a part thereof, for the registration of group variable annuity contracts under the Securities Act of 1933, which registration statement shall be substantially in the form presented to this meeting with such changes therein as may be approved by the President or by any Vice-President designated by him; and to pay the registration fees required in connection therewith; and it is further

                  RESOLVED, that the proper officers of the Company are authorized and directed to sign and file, or cause to be filed, in cooperation with the VCA-2 Committee, such amendment or amendments of the registration statement as they may find necessary or advisable from time to time, and it is further

                  RESOLVED, that the signature of any director or officer required by law to affix his signature to the foregoing registration statement, or to any amendment thereof, may be affixed by said director or officer personally, or by any attorney in fact duly constituted in writing by said director or officer to sign his name thereto; and it is further

                  RESOLVED, that the Secretary of the Company is appointed agent of the Company to receive any and all notices and communications from the Securities and Exchange Commission relating to such registration statement and any and all amendments thereof; and it is further

                  RESOLVED, that the proper officers of the Company are authorized and directed to sign and file, or cause to be filed, in cooperation with the VCA-2 Committee, an application for an order under
         Section 6(c) of the Investment Company Act of 1940 for such exemptions from the provisions of that Act as may be necessary or desirable; and it is further

                  RESOLVED, that the proper officers of the Company shall take such steps as may be required to cause the Company to comply with the Securities and Exchange Act of 1934 in connection with the sale of contracts on a variable basis and the enrollment of participants thereunder, including, without limitation, registration as a broker or dealer pursuant to Section 15 of said Act, and application for such exemptions from the provisions and regulations of said Act as may be necessary or desirable; and it is further

                  RESOLVED, that the proper officers of the Company are authorized and directed to take whatever steps may be necessary or desirable to comply with State statutes or regulations to the extent they may be applicable to contracts on a variable basis issued by the Company pursuant to which contributions may be made to The Prudential Variable Contract Account-2; and it is further

                  RESOLVED, that the proper officers of the Company be and they hereby are from time to time authorized, empowered and directed to do all acts and things from time to time necessary, desirable or appropriate to be done in order to effectuate the purposes of the foregoing resolutions or any of them.
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                                    /S/ W.D. Freeston
                                    -----------------
                                    William D. Freeston, Secretary
                                    THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

February 16, 1968

Newark, New Jersey